GAIN Capital Reports Fourth Quarter and Full Year 2016 Results

Highlights

•	Quarterly GAAP net income of $20.8 million increased 91% year-over-year, while full year 2016 GAAP net income of $35.3 million increased 243%

•	Achieved approximately $100 million in adjusted EBITDA(1) for the full year, driven by a strong fourth quarter performance, with quarterly adjusted EBITDA(1) of $36.9 million

•	Reported GAAP diluted EPS of $0.42 and $0.67, for the fourth quarter and full year 2016, respectively

•	Adjusted diluted EPS(1) of $0.43 and $0.92, for the fourth quarter and full year 2016, respectively

•	Returned over $20 million to investors via buybacks and dividends during full year 2016

•	Completed the migration of over 47,000 former customers of FXCM's U.S. business to FOREX.com on February 24, 2017

BEDMINSTER, N.J., March 9, 2016 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the fourth quarter and a full year ended December 31, 2016.

Net revenue for fiscal year 2016 was $411.8 million, down from $435.4 million in fiscal year 2015. GAAP Net Income of $35.3 million for fiscal year 2016 represented a 243% increase from $10.3 million in fiscal year 2015. Adjusted EBITDA for the year was $99.6 million, up from $80.6 million in 2015. GAIN’s financial highlights are included in the chart below.

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2016	2015	2016	2015
Net Revenue	$115.8	$102.8	$411.8	$435.4
Operating Expenses	(78.9)	(79.1)	(312.2)	(348.1)
Earnout Adjustment	—	(2.3)	—	(6.7)
Adjusted EBITDA(1)	$36.9	$21.4	$99.6	$80.6

Net Income	$20.8	$10.9	$35.3	$10.3
Adjusted Net Income(1)	$20.8	$7.2	$45.0	$32.3

Diluted GAAP EPS	$0.42	$0.23	$0.67	$0.22
Adjusted EPS(1)	$0.43	$0.15	$0.92	$0.67
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1See below for reconciliation of non-GAAP financial measures.

“GAIN Capital closed out a milestone year with a strong fourth quarter performance, as increased trading volatility and continued progress scaling and diversifying our business helped drive record quarterly adjusted EBITDA,” commented Glenn Stevens, CEO of GAIN Capital. “We are pleased that we have completed a successful integration of the City Index business, exceeding our $45 million cost synergy targets, while optimizing the combined business to realize meaningful margin expansion. Looking forward, with our solid balance sheet, strong brands and global reach, we are well positioned to grow the business both organically and inorganically and further our long-term objective of growing market share leadership in our retail, institutional and futures businesses.”

Retail Segment
In the fourth quarter of 2016, GAIN’s retail segment generated net revenue of $97.5 million and segment profit of $40.8 million, reflecting a margin of 42%.

For the year ended December 31, 2016, the retail segment generated net revenue of $336.3 million and segment profit of $115.7 million, reflecting a margin of 34%.

Institutional Segment
In the fourth quarter of 2016, GAIN’s institutional segment generated net revenue of $8.7 million and segment profit of $1.4 million, reflecting a margin of 16%.

For the year ended December 31, 2016, the institutional segment generated net revenue of $30.2 million and segment profit of $5.4 million, reflecting a margin of 18%.

Futures Segment
In the fourth quarter of 2016, GAIN’s futures segment generated net revenue of $10.5 million and segment profit of $0.6 million, reflecting a margin of 6%.

For the year ended December 31, 2016, the futures segment generated net revenue of $48.1 million and segment profit of $4.7 million, reflecting a margin of 10%.

Acquisition of FXCM U.S. Client Base

On February 24, 2017, GAIN completed the acquisition of the client base of FXCM’s U.S. operations. Over 47,000 accounts with total assets of approximately $142 million were successfully migrated to GAIN’s FOREX.com (www.forex.com). FOREX.com is now the largest provider of retail FX in the United States, with over 70,000 customer accounts.

“Following the first week of trading post-transaction, we are very pleased with the response to our FOREX.com offering and the trading activity of the transferred accounts,” commented Glenn Stevens, CEO. “The acquisition of FXCM’s U.S. client base is a prime example of GAIN Capital’s ability to successfully consummate M&A opportunities within a consolidating industry.”

Capital Return and Dividend
In 2016, GAIN focused on returning capital to shareholders through buybacks and dividends, which amounted to a combined total of approximately $20 million.

In the fourth quarter, GAIN repurchased 541,445 shares of stock at an average price of $6.46. For the year, GAIN repurchased 1,317,369 shares at an average price of $6.73.

GAIN’s Board of Directors declared a quarterly cash dividend of $0.06 per share of the Company’s common stock. The dividend is payable on March 31, 2017 to shareholders of record as of the close of business March 28, 2017.

February Operating Metrics

Retail Segment Metrics

•	OTC average daily volume[1] of $8.5 billion, a decrease of 10.5% from January 2017 and 35.6% from February 2016.

•	OTC trading volume[1] of $170.2 billion, a decrease of 19.0% from January 2017 and 38.4% from February 2016.

•	Active OTC accounts[2] of 133,027, an increase of 4.6% from January 2017 and a decrease of 7.4% from February 2016.

Institutional Segment Metrics

•	ECN average daily volume[1] of $11.1 billion, a decrease of 8.3% from January 2017 and an increase of 33.7% from February 2016.

•	ECN volume[1] of $221.6 billion, a decrease of 16.8% from January 2017 and an increase of 27.4% from February 2016.

•	Swap Dealer average daily volume[1] of $3.1 billion, a decrease of 29.5% from January 2017 and an increase of 3.3% from February 2016.

•	Swap Dealer volume[1] of $61.5 billion, a decrease of 36.3% from January 2017 and 3.9% from February 2016.

Futures Segment Metrics

•	Futures average daily contracts of 31,028 a decrease of 3.6% from January 2017 and 16.1% from February 2016.

•	Futures contracts of 589,538, a decrease of 8.4% from January 2017 and 20.3% from February 2016.

•	Active futures accounts[2] of 8,221, a decrease of 1.0% from January 2017 and 6.8% from February 2016.
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1US dollar equivalent of notional amounts traded.
2Accounts that executed a transaction during the last 12 months.

Conference Call
GAIN will host a conference call March 9, 2017 at 4.30 p.m. ET. Participants may access the live call by dialing +1.888.349.0112 (US Domestic), or +1.412.317.6001 (International). Please let the operator know you would like to join the GAIN Capital call.

A live audio webcast of the call, as well as a PDF copy of the earnings presentation, will be available on the Investor Relations section of the GAIN Capital website (http://ir.gaincapital.com).

An audio replay will be made available for one month starting approximately one hour after the call by dialing +1.877.344.7529 from the U.S. or +1.412.317.0088 from abroad, and entering the passcode 10102315#.
For more corporate information or to sign up for alerts, please visit: http://ir.gaincapital.com.

About GAIN
GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com
Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
In millions except share data
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUE:
Retail revenue	96.2	81.7	$330.7	347.5
Institutional revenue	8.5	7.1	29.0	33.8
Futures revenue	10.3	10.6	47.4	45.4
Other revenue	0.5	3.3	3.5	8.5
Total non-interest revenue	115.4	102.7	410.6	435.2
Interest revenue	0.5	0.3	1.7	1.2
Interest expense	0.2	0.2	0.6	1.0
Total net interest revenue	0.3	0.1	1.1	0.2
Net revenue	115.8	102.8	411.8	435.4
EXPENSES:
Employee compensation and benefits	25.1	24.9	101.9	106.6
Selling and marketing	10.2	6.8	28.7	27.2
Referral fees	17.3	18.8	70.8	103.5
Trading expenses	8.1	7.8	31.2	31.9
General and administrative	11.2	14.8	55.0	55.1
Depreciation and amortization	3.7	3.5	13.9	11.1
Purchased intangible amortization	3.6	5.9	15.0	16.6
Communications and technology	4.7	4.8	20.5	18.9
Bad debt provision	2.2	1.1	4.2	7.5
Acquisition expenses	—	0.1	—	2.8
Restructuring expenses	—	1.5	1.0	3.5
Integration expenses	0.3	10.0	2.8	33.1
Legal settlement	—	—	9.2	—
Total expenses	86.4	100.0	354.2	417.7
Operating profit	29.4	2.8	57.7	17.6
Interest on long term borrowings	2.6	2.6	10.4	9.2
Income before income tax expense	26.7	0.2	47.2	8.4
Income tax expense/(benefit)	5.6	(11.1)	9.8	(3.5)
Equity in net loss of affiliate	—	—	(0.1)
Net income	21.1	11.3	37.4	11.9
Net income attributable to non-controlling interests	0.3	0.3	2.1	1.7
NET INCOME/(LOSS) APPLICABLE TO GAIN CAPITAL HOLDINGS, INC.	20.8	10.9	35.3	10.3
Earnings per common share:
Basic	$0.42	$0.23	$0.67	$0.22
Diluted	$0.42	$0.23	$0.67	$0.22
Weighted averages common shares outstanding used in computing earnings per share:
Basic	48,535,293	48,902,186	48,588,917	47,601,979
Diluted	48,763,072	49,379,362	48,785,674	48,379,051
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Condensed Consolidated Balance Sheet
In millions
(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS:
Cash and cash equivalents	$234.8	$171.9
Cash and securities held for customers	945.5	920.6
Receivables from brokers	61.1	121.2
Property and equipment - net of accumulated depreciation	36.5	30.4
Intangible assets, net of accumulated amortization	67.4	91.5
Goodwill	32.1	34.0
Other assets	52.8	55.0
Total assets	$1,430.1	$1,424.6
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customers	945.5	920.6
Accrued compensation & benefits	13.6	12.4
Accrued expenses and other liabilities	41.5	51.6
Income tax payable	4.0	1.1
Convertible senior notes	124.8	121.7
Total liabilities	$1,129.3	$1,107.4
Redeemable non-controlling interests	6.6	11.0
Shareholders' equity	$294.2	$306.1
Total liabilities and shareholders' equity	$1,430.1	$1,424.6
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses, adjustment to fair value of contingent consideration and other non-recurring items. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Adjusted Net Income and Adjusted EPS
In millions, except per share data
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income applicable to Gain Capital Holdings Inc.	$20.8	$10.9	$35.3	$10.3
Income tax	5.6	(11.1)	9.8	(3.5)
Equity in net loss of affiliate	—	—	0.1	—
Non-controlling interest	0.3	0.3	2.1	1.7
Pre-tax income	$26.7	$0.2	$47.2	$8.4
Adjustments	0.3	9.3	13.0	35.2
Adjusted Pre-tax income	$27.0	$9.5	$60.3	$43.6
Adjusted income tax	(5.9)	(2.1)	(13.3)	(9.6)
Equity in net loss of affiliate	—	—	(0.1)	—
Non-controlling interest	(0.3)	(0.3)	(2.1)	(1.7)
Adjusted net income	$20.8	$7.2	$45.0	$32.3

Adjusted earnings per common share
Basic	$0.43	$0.15	$0.93	$0.68
Diluted	$0.43	$0.15	$0.92	$0.67
Weighted average common shares outstanding used in computing earnings per common share
Basic	48,535,293	48,902,186	48,588,917	47,601,979
Diluted	48,763,072	49,379,362	48,785,674	48,379,051

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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, restructuring, acquisition and integration-related expenses, legal settlement, non-controlling interest, adjustment to fair value of contingent consideration and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
In millions
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net revenue	$115.8	$102.8	$411.8	$435.4
Net income applicable to Gain Capital Holdings Inc.	20.8	10.9	35.3	10.3
Net income margin %	18%	11%	9%	2%

Net income	20.8	10.9	35.3	10.3
Depreciation and amortization	3.7	3.5	13.9	11.1
Purchased intangible amortization	3.6	5.9	15.0	16.6
Interest expense	2.6	2.6	10.4	9.2
Income tax expense	5.6	(11.1)	9.8	(3.5)
Acquisition expenses	—	0.1	—	2.8
Restructuring expenses	—	1.5	1.0	3.5
Integration costs	0.3	10.0	2.8	33.1
Legal settlement	—	—	9.2	—
Bad debt related to SNB event in January of 2015	—	—	—	2.5
Acquisition contingent consideration adjustment	—	(2.3)	—	(6.7)
Equity in net loss of affiliate	—	—	0.1	—
Net income attributable to non-controlling interest	0.3	0.3	2.1	1.7
Adjusted EBITDA	$36.9	$21.4	$99.6	$80.6
Adjusted EBITDA Margin(1)	32%	21%	24%	19%
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.
1Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenue.

Segment Information:
ASC 280, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. Reportable segments are defined as an operating segment that either (a) exceeds 10% of revenue, or (b) reported profit or loss in absolute amount exceeds 10% of profit of all operating segments that did not report a loss or (c) exceeds 10% of the combined assets of all operating segments. The Company’s operations relate to global trading services and solutions. Based on the Company’s management strategies, and common production, marketing, development and client coverage teams, the Company has concluded that it operates in three operating segments: Retail Segment, Institutional Segment and Futures Segment.

Retail

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Trading Revenue	$96.2	$81.7	$330.7	$347.5
Other Retail Revenue	1.3	1.1	5.6	4.0
Total Revenue	97.5	82.8	336.3	351.5

Employee Comp & Ben	15.0	16.2	62.4	67.5
Marketing	9.9	6.5	27.7	26.1
Referral Fees	13.5	14.6	55.1	87.2
Other Operating Expense	18.3	20.7	75.5	76.3
Segment Profit	$40.8	$24.8	$115.7	$94.4
Segment Profit Margin %	42%	30%	34%	27%
Institutional

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
ECN	$5.7	$4.7	$20.6	$22.4
Swap Dealer	3.0	2.7	9.6	12.6
Total Revenue	8.7	7.4	30.2	35.1

Employee Comp & Ben	4.3	3.1	14.5	15.3
Other Operating Expense	3.0	2.2	10.4	9.7
Segment Profit	$1.4	$2.1	$5.4	$10.1
Segment Profit Margin %	16%	28%	18%	29%
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Futures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$10.5	$10.9	$48.1	$45.8

Employee Comp & Ben	2.6	2.4	12.0	10.6
Marketing	0.3	0.2	1.0	0.9
Referral Fees	3.8	4.2	15.7	16.3
Other Operating Expense	3.3	3.4	14.8	14.0
Segment Profit	$0.6	$0.7	$4.7	$4.0
Segment Profit Margin %	6%	6%	10%	9%
Corporate and Other

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$(1.0)	$(0.7)	$(2.8)	$(3.7)

Employee Comp & Ben	3.2	2.9	13.1	13.1
Other Operating Expense	1.6	2.6	10.2	10.8
Loss	$(5.9)	$(6.1)	$(26.0)	$(27.8)
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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Reconciliation of Segment Profit to Income Before Income Tax Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Retail segment	$40.8	$24.8	$115.7	$94.4
Institutional segment	1.4	2.1	5.4	10.1
Futures segment	0.6	0.7	4.7	4.0
Corporate and other	(5.9)	(6.1)	(26.1)	(27.8)
Segment Profit	36.9	21.4	99.6	80.5
Depreciation and amortization	3.7	3.5	13.9	11.1
Purchased intangible amortization	3.6	5.9	15.0	16.6
Acquisition expenses	—	0.1	—	2.8
Restructuring expenses	—	1.5	1.0	3.5
Integration expenses	0.3	10.0	2.8	33.1
Legal settlement	—	—	9.2	—
Bad debt related to SNB event	—	—	—	2.5
Acquisition contingent consideration adj.	—	(2.3)	—	(6.7)
Operating profit	$29.4	$2.8	$57.7	$17.6
Interest expense on long term borrowings	2.6	2.6	10.4	9.2
Income before income tax expense	$26.7	$0.2	$47.2	$8.4

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Note: Dollars in millions, except where noted otherwise. Columns may not add due to rounding.

Forward-Looking Statements:
In addition to historical information, this earnings release contains "forward-looking" statements that reflect management's expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital's annual report on Form 10-K/A for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on May 2, 2016, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.